UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

APPLETON PAPERS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue P.O. Box 359 Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 13, 2006, Appleton Paper Inc. (the “Company”), each of the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), executed a second supplemental indenture (the “Senior Supplemental Indenture”), amending the Indenture (the “Senior Note Indenture”), dated as of June 11, 2004, among the Company, each of the guarantors named therein and the Trustee, governing the 8 1/8% Senior Notes due 2011 (the “Senor Notes”). The Company, the Guarantors and the Trustee also executed a second supplemental indenture (the “Senior Subordinated Supplemental Indenture” and, together with the Senior Supplemental Indenture, the “Supplemental Indentures”), amending the Indenture (the “Senior Subordinated Note Indenture” and, together with the Senior Note Indenture, the “Indentures”), dated as of June 11, 2004, among the Company, each of the guarantors named therein and the Trustee, governing the 9 3/4% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes,” and, together with the Senior Notes, the “Notes”).

The Supplemental Indentures (1) modify the restricted payments covenants of the Indentures, (2) allow changes to the documentation for the Company’s employee stock ownership plan (“ESOP”) that are not reasonably likely to result in a material adverse change to the Company, (3) provide for additional interest on the Notes in certain circumstances pertaining to ESOP-related payments, and (4) modify the definitions of Code, Consolidated Cash Flow, Consolidated Net Income and Fixed Charges and create a new definition of Adjusted Fixed Charge Coverage Ratio under the Indentures.

The foregoing descriptions of the Supplemental Indentures are qualified in their entirety by reference to the full text of the Supplemental Indentures. A copy of each the Senior Supplemental Indenture and the Senior Subordinated Supplemental Indenture is attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein. A copy of each of the form of Senior Note and form of Senior Subordinated Note, as amended by the Supplemental Indentures, is attached hereto as Exhibits 4.3 and 4.4, respectively.

Item 8.01. Other Events.

On June 13, 2006, the Company announced the successful completion of the consent solicitation with respect to the Senior Notes and the Senior Subordinated Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Document
4.1	Second Supplemental Indenture, dated as of June 13, 2006, among Appleton Papers Inc., each of the guarantors named therein and U.S. Bank National Association, as trustee, governing the Senior Notes.

4.2	Second Supplemental Indenture, dated as of June 13, 2006, among Appleton Papers Inc., each of the guarantors named therein and U.S. Bank National Association, as trustee, governing the Senior Subordinated Notes.

4.3	Form of registered Senior Note.

4.4	Form of registered Senior Subordinated Note.

99.1	Press Release, dated June 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Angela Tyczkowski
Name:	Angela Tyczkowski
Title:	Vice President, Secretary and General Counsel

Dated: June 16, 2006

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Exhibit Index

Exhibit Number	Description of Document
4.1	Second Supplemental Indenture, dated as of June 13, 2006, among Appleton Papers Inc., each of the guarantors named therein and U.S. Bank National Association, as trustee, governing the Senior Notes.

4.2	Second Supplemental Indenture, dated as of June 13, 2006, among Appleton Papers Inc., each of the guarantors named therein and U.S. Bank National Association, as trustee, governing the Senior Subordinated Notes.

4.3	Form of registered Senior Note.

4.4	Form of registered Senior Subordinated Note.

99.1	Press Release, dated June 13, 2006.

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